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                                                                      Exhibit 11

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to references to the use of our reports dated May 7, l997, and to all references to our Firm included in or made a part of this registration statement, post-effective amendment no. 19.

                             /s/ Arthur Andersen LLP

Cincinnati, Ohio
July 28, l997

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